EXHIBIT 99.1

The Chemours Company Settles Indemnification Claims by DuPont as

DuPont Reaches Global Settlement of Multi-District PFOA Litigation

Wilmington, Del., February 13, 2017 – The Chemours Company (Chemours) (NYSE: CC), a global chemistry company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, today announced an agreement with DuPont to address the costs of the global settlement of the multi-district PFOA litigation between DuPont and the plaintiffs.  The agreement resolves all indemnification obligations between Chemours and DuPont for all of the approximately 3,500 claims in the Ohio multi-district litigation.

Under the terms of the agreement, DuPont and Chemours will each pay $335.35 million of the $670.70 million global settlement amount. DuPont’s payment will not be subject to indemnification or reimbursement by Chemours.

The global settlement between DuPont and the plaintiffs provides an agreement to settle PFOA personal injury claims associated with Ohio multi-district litigation. The settlement is not in any way an admission of liability or fault by DuPont or Chemours.

To address potential future PFOA costs not covered by the global settlement, during each of the five years following the effectiveness of the settlement, Chemours and DuPont have agreed that Chemours will annually pay the first $25 million of any potential future PFOA costs. If that amount is exceeded, DuPont will pay any additional amount up to $25 million, annually. Additional details are included in the Form 8-K filed on February 13, 2017.

About The Chemours Company

The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry.  Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations.  Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing.  Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™, Freon™ and Nafion™.  Chemours has approximately 8,000 employees across 25 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe.  Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.  For more information please visit chemours.com.

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EXHIBIT 99.1

Cautionary Statement About Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Chemours’ control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include: whether the Settlement becomes effective; the outcome of any pending or future litigation related to PFOA; the performance by DuPont of its obligations under the Settlement; the terms of any final agreement between Chemours and DuPont relating to the Settlement; and other facts discussed in the “Forward-Looking Statements” and the “Risk Factors” sections in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2015. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACT

MEDIA

Alvenia Scarborough

Director, Brand Marketing and Corporate Communications

+1.302.773.4507

media@chemours.com

INVESTORS

Alisha Bellezza

Treasurer and Director of Investor Relations

+1.302.773.2263

investor@chemours.com